                                                                   Exhibit 10.30

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                              AMENDED AND RESTATED
                         MORTGAGE, ASSIGNMENT, SECURITY
                        AGREEMENT AND FINANCING STATEMENT

                                      FROM

                              CALPINE CORPORATION,
                                  as Mortgagor
                         (Taxpayer I.D. No. 77-0212977),

                                       TO

                              THE BANK OF NEW YORK,
        not in its individual capacity but solely as Collateral Trustee,
                         (TAXPAYER I.D. NO. 13-5160382)
                                  as Mortgagee

                            Dated as of July 16, 2003

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"THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES."

"THIS FINANCING STATEMENT COVERS AS-EXTRACTED COLLATERAL WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO."

"MORTGAGOR HAS AN INTEREST OF RECORD IN THE IMMOVABLE PROPERTY CONCERNED, WHICH IS DESCRIBED IN EXHIBIT A HERETO."

"SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY IS OR IS TO BE AFFIXED TO THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO AND THIS FINANCING STATEMENT IS TO BE FILED AS A FIXTURE FILING AS DEFINED IN LA. REV. STAT. SECTION 10:9-102(a)(40)."

THIS INSTRUMENT WAS PREPARED BY:

Kevin L. Shaw, Esq.
Mayer, Brown, Rowe & Maw LLP
700 Louisiana Street, 36th Floor
Houston, Texas  77002

AMENDED AND RESTATED                           *
MORTGAGE, ASSIGNMENT,
SECURITY AGREEMENT                             *
AND FINANCING STATEMENT                               UNITED STATES OF AMERICA
                                               *
                          BY                          STATE OF TEXAS
                                               *
CALPINE CORPORATION,                                  COUNTY OF HARRIS
A DELAWARE CORPORATION                         *
IN FAVOR OF
THE BANK OF NEW YORK,                          *
A NEW YORK BANKING CORPORATION,                       STATE OF NEW YORK
NOT INDIVIDUALLY, BUT SOLELY AS                *
COLLATERAL TRUSTEE                                    COUNTY OF NEW YORK

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

      BE IT KNOWN, that on this 14th day of July, 2003, before me, the undersigned Notary Public duly commissioned and qualified in and for the State and County first written above, and in the presence of the undersigned witnesses personally came and appeared:

CALPINE CORPORATION, a Delaware corporation having a mailing address of 1000 Louisiana Street, Suite 800, Houston TX 77002, and a federal taxpayer identification number of 77-0212977, appearing herein through B.A. Berilgen, its Executive Vice President, duly authorized by resolutions of the Board of Directors of said corporation, a certified copy of which is attached hereto as Exhibit B (herein called "MORTGAGOR"), who declared that Mortgagor does by these presents declare and acknowledge an indebtedness unto The Bank of New York (as hereinafter defined).

      BE IT KNOWN, that on this 14th day of July, 2003, before me, the undersigned Notary Public duly commissioned and qualified in and for the State and County second written above, and in the presence of the undersigned witnesses personally came and appeared:

      THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity, but solely as Collateral Trustee under that certain Collateral Trust Agreement (defined below) ("MORTGAGEE"), having a mailing address of 101 Barclay Street, 8 Floor West, New York, New York 10286, and a federal taxpayer identification number of 13-5160382, appearing herein through its undersigned representative, duly authorized hereunto

Mortgagor and Mortgagee declares as follows:

                                    RECITALS

Mortgagor has heretofore executed and delivered to The Bank of Nova Scotia, for itself and as agent for the Lender Parties (together with its successors in such capacity, the "CREDIT AGREEMENT AGENT"), that certain Mortgage, Assignment, Security Agreement and Financing Statement, dated as of May 1, 2002, as recorded, supplemented, amended, and partially released prior to the date hereof as indicated on Schedules I, II and III hereto (as so supplemented and amended, herein called the "EXISTING MORTGAGE"), to secure (i) payment of indebtedness owed or to be owing to certain institutional lenders (the "EXISTING 2002 Lenders") pursuant to the terms of that certain Credit Agreement, dated as of March 8, 2002 (herein, as the same may be amended, modified or supplemented from time to time, called the "EXISTING 2002 CREDIT AGREEMENT") pursuant to which the Existing 2002 Lenders made loans to Mortgagor and issued letters of credit for the benefit of Mortgagor (the "EXISTING 2002 LETTERS OF CREDIT") in amounts not to exceed at any one time outstanding $1,600,000,000, and Mortgagor, to evidence its indebtedness to the Existing 2002 Lenders under the Existing 2002 Credit Agreement, has executed and delivered to the Existing 2002 Lenders its secured promissory notes to mature not later than May 24, 2003 (the "EXISTING 2002 LOAN NOTES"), the Existing 2002 Loan Notes being payable to the order of the Existing 2002 Lenders, bearing interest as provided for therein, and containing provisions for payment of attorneys' fees and acceleration of maturity in the event of default, as therein set forth; and (ii) payment of indebtedness owed or to be owing to certain institutional lenders (the "EXISTING 2000 LENDERS", and together with the Existing 2002 Lenders, the "EXISTING LENDERS") pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of May 23, 2000 (herein, as the same may be amended, modified, or supplemented from time to time, called the "EXISTING 2000 CREDIT AGREEMENT" and together with the Existing 2002 Credit Agreement, collectively, the "EXISTING CREDIT AGREEMENTS") pursuant to which the Existing 2000 Lenders made loans to Mortgagor and issued letters of credit for the benefit of Mortgagor (the "EXISTING 2000 LETTERS OF CREDIT") in amounts not to exceed at any one time outstanding $400,000,000, and Mortgagor, to evidence its indebtedness to the Existing 2000 Lenders under the Existing 2000 Credit Agreement, has executed and delivered to the Existing 2000 Lenders its secured promissory notes to mature not later than May 24, 2003 (the "EXISTING 2000 LOAN NOTES") (the Existing 2000 Loan Notes, together with the Existing 2002 Loan Notes, collectively, the "EXISTING LOAN NOTES"), the Existing 2000 Loan Notes being payable to the order of the Existing 2000 Lenders, bearing interest as provided for therein, and containing provisions for payment of attorney's fees and acceleration of maturity in the event of default, as therein set forth.

Mortgagor, the Existing Lenders and the Credit Agreement Agent are (i) terminating the commitments under the Existing 2000 Credit Agreement, and (ii) amending and restating the Existing 2002 Credit Agreement (as so amended and restated, and as the same may, from time to time hereafter, be amended, supplemented, modified or amended and restated, the "AMENDED AND RESTATED CREDIT AGREEMENT."

Mortgagor is also (a) issuing $500,000,000 in aggregate principal amount of Second Priority Senior Floating Rate Secured Notes due 2007 (the "2007 NOTES") pursuant to the Indenture dated as of July 16, 2003 (the "2007 INDENTURE") between Mortgagor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 TRUSTEE"), (b) issuing $1,150,000,000 in aggregate principal amount of 8.5% Second Priority Senior Secured Fixed Rate Notes due 2010 (the "2010 NOTES") pursuant to the Indenture dated as of July 16, 2003 (the "2010 INDENTURE") between Mortgagor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 TRUSTEE"), (c) issuing $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Fixed Rate Notes due 2013 (the "2013 NOTES") pursuant to the Indenture dated as of July 16, 2003 (the "2013 INDENTURE") between Mortgagor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 TRUSTEE"), and (d) borrowing $750,000,000 in Term Loans (the "TERM LOANS") pursuant to a Term Loan Agreement dated as of July 16, 2003 (the "TERM LOAN AGREEMENT") between Mortgagor and Goldman Sachs Credit Partners L.P., as Administrative Agent (together with its successors in such capacity, the "TERM LOAN ADMINISTRATIVE AGENT"). The proceeds from the issuance of the 2007 Notes, the 2010 Notes and the 2013 Notes and the borrowing of the Term Loans will be used to refinance a portion of the loans and other indebtedness outstanding under the Existing Credit Agreements.

As permitted pursuant to the Secured Debt Documents, Mortgagor may incur future debt which could, together with the obligations under the Amended and Restated Credit Agreement, constitute Priority Lien Debt and Mortgagor may incur future debt which could, together with the 2007 Notes, the 2010 Notes, the 2013 Notes and the Term Loans, constitute Parity Lien Debt, provided that the aggregate amount of the Secured Debt to be secured hereby shall not exceed $4,200,000,000. Mortgagor intends to secure the Indebtedness, including its obligations (a) under the Amended and Restated Credit Agreement and any future Priority Lien Debt, equally and ratably, on a priority basis, and, (b) subject to such priority, under the 2007 Notes, 2010 Notes, 2013 Notes and Term Loans and any future Parity Lien Debt, equally and ratably, with liens and security interests in, among other collateral, the Mortgaged Property under the Existing Mortgage, as contemplated in that certain Collateral Trust Agreement of even date herewith, by Mortgagor, Mortgagee and the other parties thereto (the "COLLATERAL TRUST AGREEMENT").

Pursuant to the Collateral Trust Agreement and that certain Assignment of Liens of even date herewith, the Credit Agreement Agent has assigned to Mortgagee, all of the Credit Agreement Agent's right, title and interest in and to, and its interest as mortgagee under, the Existing Mortgage. This Mortgage amends and restates the Existing Mortgage. The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee, as trustee for the present and future holders of the Indebtedness, will receive, hold, maintain, administer, maintain, enforce and distribute this Mortgage and all interests, rights, powers and remedies of the Collateral Trustee thereunder and the proceeds thereof.

Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement.

For all purposes of this instrument, unless the context otherwise requires:

                  A. "Actionable Default" is defined in the Collateral Trust Agreement.

                  B. "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan (as defined under ERISA)). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                        (a) to vote 10% or more of the securities (on a fully
                  diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                        (b) to direct or cause the direction of the management
                  and policies of such Person whether by contract or otherwise.

                  C. "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

                  D. "Default Interest Rate" means the lesser of (a) ten percent (10%), or (b) the Maximum Lawful Rate.

                  E. "Event of Default" means an Actionable Default as defined under the Collateral Trust Agreement.

                  F. "Environmental Laws" shall mean any and all present and future United States federal, state and local laws or regulations, codes, plans, orders, decrees, judgments, injunctions and lawfully imposed requirements issued, promulgated or entered thereunder relating to pollution or protection of the environment, including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  G. "Governmental Authority" means any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, tribe or otherwise) whether now or hereafter in existence charged with the administration, interpretation or enforcement of any Applicable Law.

                  H. "Hedging Agreements" means: (a) interest rate swap agreements, basis swap agreements, interest rate cap agreements, forward rate agreements, interest rate floor agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, and (b) forward contracts, options, futures contracts, futures options, commodity swaps, commodity options, commodity collars, commodity caps, commodity floors and all other agreements or arrangements designed to protect such Person against fluctuations in the price of commodities.

                  I. "Hedging Obligations" means with respect to any Person, all liabilities (including without limitation obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

                  J. "Hydrocarbons" means collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

                  K. "Indebtedness" shall have the respective meanings set forth in Section 1.2 of this instrument.

                  L. "Indemnification Claim" is defined in Section 3.6(a) of this instrument.

                  M. "Indemnified Person" means Mortgagee and each of the Secured Debtholders, their respective employees, affiliates, agents and attorneys, and any other Person to be indemnified under this instrument.

                  N. "Joint Operating Agreements" shall mean, with respect to the lands described in Exhibit A, the respective operating agreement burdening the lands described in Exhibit A.

                  O. "lands described in Exhibit A" shall include the real property or other interest in any lands which are either described in Exhibit A attached hereto or the description of which is incorporated in Exhibit A by reference to an instrument or document containing in, or referring to, such a description, and shall also include any lands now or hereafter unitized or pooled with lands which are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference and Fixtures and all rights, titles and interests appurtenant thereto. References to Exhibit A shall include, where applicable, Exhibit A-1 as well.

                  P. "Leases" means any and all leases (including without limitation oil and gas leases and oil, gas and other minerals leases), surface leases or easements, subleases, licenses, concessions, operating rights or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to explore, use, lease, license, possess, produce, process, store and transport Hydrocarbons from, operate from, or otherwise enjoy, the Mortgaged Property, together with all amendments, modifications, extensions and renewals thereof.

                  Q. "Legal Requirements" means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, licenses, decisions, orders, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Mortgagor, or the Mortgaged Property, including the ownership, use, occupancy, operation, maintenance, repair or reconstruction thereof, and any other Applicable Law enacted by any Governmental Authority relating to health or the environment, (ii) Mortgagor's presently or subsequently effective Organic Documents, (iii) any and all Leases, (iv) any and all leases and other contracts (written or oral) of any nature to which Mortgagor, or the Mortgaged Property may be bound and (v) any and all restrictions, restrictive covenants or zoning, present and future, as the same may apply to the Mortgaged Property.

                  R. "Maximum Lawful Rate" means the maximum nonusurious rate of interest that may be received, charged or contracted for under Applicable Law from time to time in effect.

                  S. "Mortgaged Property" means the properties, rights and interests hereinafter described and defined as the Mortgaged Property.

                  T. "Obligations" means any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or others under any of the Secured Debt Documents.

                  U. "oil and gas leases" shall include oil, gas and mineral leases, subleases and assignments thereof, operating rights, and shall also include subleases and assignments of operating rights.

                  V. "Operating Equipment" means all surface or subsurface machinery, goods, equipment, fixtures, movable property attached to immovable property and other movable property, inventory, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or under any of the lands described in Exhibit A which are useful for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons (together with all accessions, additions and attachments to any thereof), including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units and engines, christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), steam generation and injection equipment and systems, power plants, poles, lines, transformers, starters and controllers, supervisory control and data acquisition systems, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities.

                  W. "Organic Documents" means the Articles of Incorporation, Certificate of Incorporation, limited liability company certificate of formation and regulations or operating agreement, partnership agreement, limited partnership agreement, joint venture agreement, trust agreement or other similar documents governing the organization and operation of a business association.

                  X. "Parity Lien Debt" is defined in the Collateral Trust Agreement.

                  Y. "Parity Lien Documents" is defined in the Collateral Trust Agreement.

                  Z. "Parity Lien Obligations" means any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or others under any of the Parity Lien Documents.

                  AA. "Permits" means all authorizations, approvals, permits, variances, land use entitlements, consents, licenses, franchises and agreements issued by or entered into with any Governmental Authority now or hereafter required for all stages of exploration, developing, operating, and plugging and abandoning oil and gas wells (including, without limitation, those shown on Exhibit A) on all or any part of the lands described in Exhibit A (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in the lands described in Exhibit A).

                  BB. "Permitted Encumbrances" means the outstanding liens, easements, restrictions, exceptions, reservations, conditions, limitations, security interests and other matters as permitted by and defined in the Secured Debt Documents.

                  CC. "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                  DD. "Personalty" means all of the right, title and interest of Mortgagor now owned or hereafter acquired in and to all furniture, furnishings, Equipment, machinery, Goods, General Intangibles, money, Accounts, receivables, Contract Rights, Inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any Governmental Authority, agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property (other than the Fixtures) of any kind or character as defined in and subject to the provisions of Article 9 of the Uniform Commercial Code, now or hereafter located upon, within or about, or used in connection with, the lands described in Exhibit A together with all accessories, replacements and substitutions thereto or therefor and the Proceeds thereof.

                  EE. "Priority Lien Debt" is defined in the Collateral Trust Agreement.

                  FF. "Priority Lien Documents" is defined in the Collateral Trust Agreement.

                  GG. "Priority Lien Obligations" means any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or others under any of the Priority Lien Documents.

                  HH. "Production Sale Contracts" means contracts now in effect, or hereafter entered into by Mortgagor, or entered into by Mortgagor's predecessors in interest, for the sale, purchase, exchange, gathering, transportation, treating or processing of Hydrocarbons produced from the lands described in Exhibit A.

                  II. "Rents and Revenues" means all of the rents, revenues, income, proceeds, profits and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating, selling or otherwise enjoying the Mortgaged Property, including the proceeds from the sale of Hydrocarbons.

                  JJ. "Secured Debt" is defined in the Collateral Trust
      Agreement.

                  KK. "Secured Debtholder" is defined in the Collateral Trust Agreement.

                  LL. "Secured Debt Documents" is defined in the Collateral Trust Agreement.

                  MM. "Secured Debt Representative" is defined in the Collateral Trust Agreement.

                  NN. "Taxes" means all real property and personal property taxes, production taxes, assessments, permit fees, water, gas, sewer, electricity and other utility rates and charges, charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be charged, assessed, levied or imposed upon the Mortgaged Property or the Rents and Revenues or the ownership, use, occupancy or enjoyment thereof.

                  OO. "Transportation Agreements" shall mean any contracts or agreements entered into from time to time by Mortgagor, or entered into by Mortgagor's predecessors in interest, relating to the transportation of Hydrocarbons, as any such agreement or contract may be amended, supplemented, restated or otherwise modified from time to time.

                  PP. "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of Louisiana (Louisiana Commercial Laws - Louisiana Revised Statutes Title 10) or any other applicable state, and the terms "Accounts", "Account Debtor", "As Extracted Collateral", "Deposit Account", "Chattel Paper", "Documents", "General Intangibles", "Goods", "Equipment", "Fixtures", "Inventory", "Instruments", and "Proceeds" shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

                  QQ. "Water Rights" means (including without limitation those described in Exhibit A hereto) all now or hereafter existing or acquired water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights, whether evidenced or initiated by permit, decree, well registration, appropriation not decreed, water court application, shares of stock or other interests in mutual ditch or reservoir companies or carder ditch or reservoir companies or otherwise, appertaining or appurtenant to or beneficially used or useful in connection with the lands described in Exhibit A, together with all pumps, well casings, wellheads, electrical installations, pumphouses, meters, monitoring wells and systems, measuring devices, pipes, pipelines, and other structures or personal property which are or may be used to produce, regulate, measure, distribute, store, or use water from the said water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights.

                                      GRANT

      Grant of Priority Lien

      NOW, THEREFORE, Mortgagor, for and in consideration of the premises and as security for the Priority Lien Indebtedness as described below by these presents does specially mortgage, collaterally assign, pledge, affect and hypothecate, unto and in favor of Mortgagee, all Mortgagor's right, title and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights and interests; and, insofar as such properties, rights and interests consist of Equipment, General Intangibles, Accounts, Deposit Accounts, As-Extracted Collateral, Contract Rights, Inventory, Fixtures, Proceeds of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect from time to time in the appropriate jurisdiction with respect to each of said properties, rights and interests), Mortgagor hereby grants to Mortgagee, a continuing security interest therein; namely:

            (a) the lands described in Exhibit A, and Leases, the fee, mineral, overriding royalty, royalty and other interests which are described in Exhibit A,

            (b) the presently existing and (subject to the terms of Section 5.1 hereof) hereafter arising unitization, unit operating, communitization and pooling agreements and the properties covered and the units created thereby (including, without limitation, all units formed under orders, regulations, rules, approvals, decisions or other official acts of any Governmental Authority) having jurisdiction which are specifically described in Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A,

            (c) the Hydrocarbons which are in, under, upon, produced or to be produced from or which are attributed or allocated to the lands described in Exhibit A,

            (d) the Production Sale Contracts,

            (e) the Joint Operating Agreements,

            (f) the Transportation Agreements,

            (g) the Operating Equipment,

            (h) the Permits,

            (i) the Water Rights,

            (j) the Hedging Agreements,

            (k) the Leases,

            (l) the Personalty,

            (m) the Rents and Revenues,

            (n) without duplication of any other provision of this granting clause, all of Mortgagor's now owned or hereafter arising or acquired Equipment, Fixtures and other Goods necessary or used in connection with, and Inventory, Accounts, As Extracted Collateral, Deposit Accounts, General Intangibles, Contract Rights, Chattel Paper, Electronic Chattel Paper, Documents, Instruments and Proceeds arising from, or relating to, the properties and other interests described in Exhibit A (including Exhibit A-1), together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all accounts, contracts, contract rights, "take-or-pay" settlements, buy-outs or buy-downs, gas balancing claims, options, nominee agreements, unitization or pooling agreements, operating agreements and unit operating agreements, processing agreements, salt water disposal agreements, farmin agreements, farmout agreements, joint venture agreements, partnership agreements (including mining partnerships), exploration agreements, bottom hole agreements, dry hole agreements, support agreements, acreage contribution agreements, surface use and surface damage agreements, net profits agreements, production payment agreements, Hedging Agreements, insurance policies, title opinions, title abstracts, title materials and information, files, records, writings, data bases, information, systems, logs, well cores, fluid samples, production data and reports, well testing data and reports, maps, seismic and geophysical, geological and chemical data and information, interpretative and analytical reports of any kind or nature (including, without limitation, reserve studies and reserve evaluations), computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, trademarks, service marks and business names and the goodwill of the business relating thereto, copyrights, copyright registrations, unpatented inventions, patent applications and patents, accounting records, rights-of-way, franchises, bonds, easements, servitudes, surface leases, permits, licenses, tenements, hereditaments, appurtenances, concessions, occupancy leases, privileges, development rights, condemnation awards, claims against third parties, general intangibles, rents, royalties, issues, profits, products and proceeds, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid items (a) through (o), inclusive, in this granting clause mentioned, and all other things of value and incident thereto (including, without limitation, any and all liens, lien rights, security interests and other properties, rights and interests) which Mortgagor might at any time have or be entitled to, but excluding any data or contracts with respect to which mortgaging or granting of a lien or a security interest is prohibited by existing third party agreements, all the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien and security interest of this instrument by means of supplements hereto, being hereinafter, collectively, called the "MORTGAGED PROPERTY."

      Grant of Parity Lien

      NOW, THEREFORE, Mortgagor, for and in consideration of the premises and as security for the Parity Lien Indebtedness as described below by these presents does specially mortgage, collaterally assign, pledge, affect and hypothecate, unto and in favor of Mortgagee, all Mortgagor's right, title and interest, whether now owned or hereafter acquired, in and to all of the Mortgaged Property; and, insofar as such properties, rights and interests consist of Equipment, General Intangibles, Accounts, Deposit Accounts, As-Extracted Collateral, Contract Rights, Inventory, Fixtures, Proceeds of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect from time to time in the appropriate jurisdiction with respect to each of said properties, rights and interests), Mortgagor hereby grants to Mortgagee, a continuing security interest therein.

      Subject, however, in each case to (i) Permitted Encumbrances (including without limitation all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in Exhibit A and which are taken into consideration in computing any percentage, decimal or fractional interest as set forth in Exhibit A), (ii) the assignment of production contained in Article III hereof, but only insofar and so long as said assignment of production is not inoperative under the provisions of Section 3.5 hereof, and (iii) the condition that neither Mortgagee nor any Secured Debtholder shall be liable in any respect for the performance of any covenant or obligation (including, without limitation, measures required to comply with Environmental Laws) of Mortgagor in respect of the Mortgaged Property.

      The Mortgaged Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of Mortgagee to secure the payment of the Indebtedness (including the performance of the obligations of Mortgagor herein contained) until the full and final payment or discharge of the Indebtedness, and Mortgagor is herein and hereby bound and obligated not to sell or alienate the Mortgaged Property to the prejudice of this act.

      As set forth in the separate granting clauses above, it is the intent of Mortgagor that such grants shall create two separate and distinct mortgage liens and security interests in all right, title and interest of Mortgagor in the Mortgaged Property in favor of (a) the Mortgagee, for the benefit of the holders of the Priority Lien Debt, and (b) the Mortgagee, for the benefit of the holders of the Parity Lien Debt.

      Notwithstanding (i) anything to the contrary contained in this Mortgage or any other document, filing or agreement related to the creation, attachment, perfection or existence of the liens and security interests granted herein, (ii) the time, place, order or method of attachment or perfection of such liens or security interests, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect such security interests, and (iv) the rules for determining priority under any law governing the relative priorities of secured creditors, the lien securing the Parity Lien

Indebtedness is subordinated and junior in priority to the lien securing the Priority Lien Indebtedness.

      Mortgagor, in consideration of the Secured Debt as set forth above, hereby covenants and agrees with Mortgagee:

                                   ARTICLE I

                              INDEBTEDNESS SECURED

            1.1 Items of Indebtedness Secured. The following items of indebtedness are secured hereby:

                  (a) The Priority Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Mortgagor under the Priority Lien Documents;

                  (b) The Parity Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Mortgagor under the Parity Lien Documents;

                  (c) All Obligations under any other Priority Lien Debt or Parity Lien Debt;

                  (d) Any sums advanced or expenses or costs incurred by Mortgagee or any Secured Debtholder, or by any receiver appointed hereunder, which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;

                  (e) Any and all other indebtedness of Mortgagor or any Affiliate of Mortgagor to Mortgagee now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising, where the indebtedness provides that it is secured hereby; and

                  (f) Any extensions, refinancings, modifications or renewals of all such indebtedness described in subparagraphs (a) through (e) above, whether or not Mortgagor executes any extension agreement or renewal instruments. The indebtedness secured hereby further continues with respect to any new obligation arising from any novation (subjective or objective) of the foregoing indebtedness as permitted by Louisiana Civil Code Article 1884. Pursuant to Louisiana Revised Statutes 9:5390, this instrument shall automatically secure payment of any renewal or refinancing note or notes delivered in substitution for or exchange of the note or notes then secured by this instrument evidencing any part of the Indebtedness.

            1.2 Indebtedness Defined. All the above items of indebtedness described in subparagraphs (a) of Section 1.1 and subparagraphs (c) through (f) of Section 1.1 hereof in respect of the Priority Lien Debt, are hereinafter collectively referred to as the "Priority Lien Indebtedness." And all the above items of indebtedness described in subparagraphs (b) of Section 1.1 and subparagraphs (c) through (f) of Section 1.1 hereof in respect of the Parity Lien Debt, are hereinafter collectively referred to as the "Parity Lien Indebtedness"; the Priority Lien Indebtedness and the Parity Lien Indebtedness are collectively referred to as the "Indebtedness".

            1.3 Maximum Amount. The maximum amount of the Indebtedness that may be outstanding at any time and from time to time that this instrument secures, including without limitation as a mortgage and as a collateral assignment, and including without limitation any expenses, advances or costs incurred by the Mortgagee and all other amounts included within the Indebtedness, is Six Billion ($6,000,000,000.00) dollars.

            1.4 Valid and Subsisting First Lien. Mortgagor hereby acknowledges and agrees that, except as otherwise provided by the Secured Debt Documents, the Existing Mortgage constitutes a valid and subsisting first lien on the portion of the Mortgaged Property encumbered thereby, and that none of the rights and liens existing thereunder shall be impaired or released hereby, and that the same as amended and restated hereby shall remain in full force and effect, and all rights and liens existing and to exist thereunder are renewed, extended, carried forward, and conveyed to secure all of the Indebtedness hereinabove mentioned.

            1.5 Amended and Restated Mortgage. The Existing Mortgage is amended and restated in full hereby in order to, among other things, secure all of the Indebtedness herein described or referred to as if reference to such Indebtedness were fully described in the Existing Mortgage. None of the rights, titles, and interests, existing or to exist under the Existing Mortgage are hereby released, diminished or impaired.

            1.6 No Impairment or Discharge of Liens. It is the express intention of all parties hereto that the Secured Debtholders are subrogated to all of the rights, powers, and equities of the original lenders and beneficiary under the Existing Mortgage, that the liens created hereby shall relate back to and be effective as of the effective date of the Existing Mortgage and that nothing contained herein shall be construed to impair or discharge the liens and security interests created thereby.

            1.7 No Paraph. Mortgagor and Mortgagee acknowledge that no note or other evidence of Indebtedness has been paraphed for identification with this instrument.

                                   ARTICLE II

                    PARTICULAR COVENANTS, REPRESENTATIONS AND
                             WARRANTIES OF MORTGAGOR

            2.1 Payment of the Indebtedness and Performance of Obligations. Mortgagor will duly and punctually pay the Indebtedness, as and when called for in the Secured Debt Documents and on or before the due dates thereof, and will timely perform and discharge all of the Obligations in full and on or before the dates same are to be performed and discharged.

            2.2 Certain Representations and Warranties. Mortgagor represents and warrants (and with respect to those matters set forth in the following subsections (b) and (f), as to those portions of the Mortgaged Property that are operated by persons other than Mortgagor or a Subsidiary of Mortgagor, Mortgagor makes such representation and warranty to the best of its knowledge) that

                  (a) the oil and gas leases described in Exhibit A hereto are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain,

                  (b) all producing wells located on the lands described in Exhibit A (including Exhibit A-1) have been drilled, operated and produced in conformity with all Applicable Laws of all Governmental Authorities having jurisdiction, and are subject to no penalties on account of past production, and such wells are in fact bottomed under and are producing from, and the well bores are wholly within, the lands described in Exhibit A or lands pooled or unitized therewith,

                  (c) Mortgagor, to the extent of the interest specified in Exhibit A (including Exhibit A-1), has valid and indefeasible title to each property right or interest constituting the Mortgaged Property described in Exhibit A (including Exhibit A-1) and has a good and legal right to grant and convey the same to Mortgagee; such interest entitles Mortgagor to receive not less than the share of Hydrocarbons from such property indicated as its net revenue interest or "NRI" share of such Hydrocarbons, and obligates Mortgagor to pay for not more than the share of operating and other costs, liabilities and expenses associated with such property indicated as its working interest or "Wl" share of such costs, liabilities and expenses,

                  (d) excepting the Permitted Encumbrances, the Mortgaged Property is free from all encumbrances or liens whatsoever,

                  (e) Mortgagor is not obligated, by virtue of any prepayment under any contract providing for the sale by Mortgagor of Hydrocarbons which contains a "take or pay" clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor,

                  (f) the Mortgaged Property is currently being operated, maintained and developed, in all material respects, in accordance with all applicable currently existing Permits, Legal Requirements and all Applicable Laws (including, without limitation, Environmental Laws),

                  (g) the cover page to this instrument lists the correct legal name of Mortgagor and Mortgagor has not been known by any legal name different from the one set forth on the cover page of this instrument,

                  (h) the execution, delivery, and performance by Mortgagor of this instrument (i) are within Mortgagor's corporate powers and have been duly authorized by Mortgagor's Board of Directors, shareholders and all other requisite corporate action, (ii) have received all (if any) requisite prior governmental approval and consent in order to be legally binding and enforceable in accordance with the terms thereof, and (iii) will not violate, be in conflict with, result in a breach or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor's property or assets, except as contemplated by the provisions of the Secured Debt Documents, and

                  (i) except as permitted by the Secured Debt Documents, there are no actions, suits or proceedings pending, or to the knowledge of Mortgagor threatened, against or affecting Mortgagor or the Mortgaged Property that could materially adversely affect Mortgagor or the Mortgaged Property, or involving the validity or enforceability of this instrument or the priority of the liens and security interests created by the Secured Debt Documents, and no event has occurred (including specifically Mortgagor's execution of this instrument which will violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a material default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor's property other than the liens and security interests created by the Secured Debt Documents.

            2.3 Further Assurances. Mortgagor will warrant and forever defend the Mortgaged Property unto Mortgagee; as the case may be, against every person whomsoever lawfully claiming the same or any part thereof, subject to Permitted Encumbrances, and Mortgagor will maintain and preserve the lien and security interest hereby created so long as any of the Indebtedness remains unpaid. Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as may be required pursuant to the Collateral Trust Agreement and/or any Secured Debt Documents to carry out more effectually the purposes of this instrument, including, without limiting the generality of the foregoing, (i) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or in the execution and acknowledgment of this instrument, the Secured Debt Documents, or, immediately upon the occurrence of an Event of Default, any other document executed in connection herewith, and (ii) at any time a Secured Debt Representative may request and upon such request, promptly execute all notices to parties operating, purchasing or receiving proceeds of production of Hydrocarbons from the Mortgaged Property, and all division orders or transfer orders needed in order to transfer effectually or to assist in transferring effectually to the Mortgagee the assigned proceeds of production from the

Mortgaged Property, which notices, division orders and transfer orders shall be held by such Secured Debt Representative and delivered upon an Event of Default.

            2.4 Operation of the Mortgaged Property. So long as the Indebtedness or any part thereof remains unpaid, and whether or not Mortgagor is the operator of any particular part of the Mortgaged Property, Mortgagor shall, at Mortgagor's own expense:

                  (a) Do all things necessary to keep unimpaired Mortgagor's rights in the Mortgaged Property and not abandon any well or forfeit, surrender or release any Lease, except that Mortgagor may, in the ordinary course of business, (i) plug and abandon any well no longer capable of producing Hydrocarbons in paying quantities, (ii) surrender or release any Lease or a portion thereof so long as no well capable of producing Hydrocarbons in paying quantities is located on such Lease or a portion thereof or production from any such well is attributed to such Lease or a portion thereof, (iii) surrender or release any Lease or a portion thereof on which no producing well has ever been drilled or which has never been held by production from another well unless Proven Reserves (as defined in any Secured Debt Document) are attributed to such Lease or a portion thereof and (iv) abandon, forfeit, surrender or release any other portion of the Mortgaged Property to the extent permitted under all of the then existing Secured Debt Documents;

                  (b) Obtain and maintain all required Permits and cause the lands described in Exhibit A to be maintained, developed, protected against drainage, and operated for the production of Hydrocarbons in a good and workmanlike manner as would a prudent operator, and consistent with industry practices, Joint Operating Agreements, and all Applicable Laws, excepting those being contested in good faith; and plug and abandon wells no longer capable of producing Hydrocarbons in paying quantities in accordance with all Applicable Laws, Legal Requirements and the terms and conditions of applicable Leases; and remediate the lands described in Exhibit A and facilities located thereon in accordance with all Applicable Laws, Legal Requirements and the terms and conditions of applicable Leases;

                  (c) Duly pay and discharge, or cause to be paid and discharged, promptly as and when due and payable, all rentals and royalties (including shut-in royalties) payable in respect of the Mortgaged Property (other than rentals under Leases that are surrendered pursuant to the foregoing Section 2.4(a)), and all expenses incurred in or arising from the operation or development of the Mortgaged Property not later than the due date thereof, or the day any fine, penalty, interest or cost may be added thereto or imposed, or the day any lien may be filed, for the non-payment thereof (if such day is used to determine the due date of the respective item) except as to such matters which are being contested by Mortgagor in good faith;

                  (d) Cause the Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and all repairs, renewals, replacements, additions and improvements thereof or thereto, needful to the production of Hydrocarbons from the lands described in Exhibit A, to be promptly made;

                  (e) Not, except as permitted under the Secured Debt Documents, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Secured Debt Documents, with, respect to all or any portion of the Mortgaged Property, the Leases or the Rents and Revenues other than (1) the Permitted Encumbrances, (2) Taxes constituting a lien but not due and payable, (3) defects or irregularities in title, and liens, charges or encumbrances, which are customarily viewed in the industry as not interfering materially with the development, operation or value of the Mortgaged Property and not such as to affect materially title thereto, and (4) those being contested by Mortgagor in good faith in such manner as not to jeopardize Mortgagee's rights in and to the Mortgaged Property;

                  (f) Carry with financially sound and reputable insurance companies and in amounts as is customary in the industry or as otherwise required pursuant to the Secured Debt Documents, the following insurance:
      (1) workmen's compensation insurance and public liability and property damage insurance in respect of all activities in which Mortgagor might incur personal liability for the death of or injury to an employee or third person, or damage to or destruction of another's property; and (2) to the extent such insurance is carried by similar companies engaged in similar undertakings in, the same general areas in which the Mortgaged Property, is located, insurance in respect of the Operating Equipment, against loss or damage by fire, lightning, hail, tornado, explosion and other similar risks, hazards, casualties and contingencies (including business interruption insurance covering loss of Rents and Revenues); provided, that any such insurance may be provided by way of self insurance to the extent that similar companies engaged in similar undertakings in the same general areas also self-insure. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (i) name Mortgagee as a loss payee on all property insurance policies and an additional insured on all liability insurance policies, and provide that proceeds from property insurance policies will be payable to Mortgagee as its interest may appear, which proceeds are hereby assigned to Mortgagee, it being agreed by Mortgagor that such payments shall be applied A) if there be no Event of Default existing or which would exist but for due notice or lapse of time, or both, to the restoration, repair or replacement of the Mortgaged Property, or B) if there be an Event of Default existing, or which would exist but for due notice or lapse of time, or both, in accordance with the provisions of the Collateral Trust Agreement, either for the above stated purpose or toward the payment of the Indebtedness; (ii) the coverage of Mortgagee shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Mortgagor of any warranties, declarations or conditions in such policy; (iii) no such insurance policy shall be canceled, endorsed, altered or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Mortgagee and each Secured Debt Representative thirty (30) days prior written notice thereof; and (iv) Mortgagee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or re-issuance and such payments shall be accepted by the insurer to prevent the same. Mortgagee and each Secured Debt Representative shall be furnished with a certificate evidencing such coverage in form and content comparable to coverage typically provided in the industry. All policies to be maintained under this instrument are to be issued on forms and by companies and with endorsements as are customary in the industry. Mortgagor shall maintain insurance in an amount sufficient to prevent Mortgagor from becoming a co-insurer under any policy required hereunder. If Mortgagor fails to maintain the level of insurance required under this instrument, then Mortgagor shall and hereby agrees to indemnify Mortgagee to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained;

                  (g) Furnish to Mortgagee and each Secured Debt Representative, as soon as possible and in any event within five (5) days after the occurrence from time to time of any change in the address of Mortgagor's location (as described on the signature page hereto) or in the name of Mortgagor, notice in writing of such change;

                  (h) Not initiate or acquiesce in any change in any material zoning or other land use or Water Rights classification now or hereafter in effect and affecting the Mortgaged Property or any part thereof;

                  (i) Notify Mortgagee and each Secured Debt Representative in writing, as soon as possible and in any event within five (5) days after it shall become aware of the occurrence of any Event of Default or any event which, with notice, the passage of time or both would be such an Event of Default;

                  (j) Appear and defend, and hold Mortgagee and any Secured Debtholder harmless from, any action, proceeding or claim affecting the Mortgaged Property or the rights and powers of Mortgagee or Secured Debtholders under the Secured Debt Documents, and all costs and expenses incurred by Mortgagee or any Secured Debtholder in protecting its interests hereunder in such an event (including all court costs and attorneys' fees) shall be borne by Mortgagor;

                  (k) Subject to Mortgagor's right to contest the same, promptly pay all Taxes legally imposed upon this instrument or upon the Mortgaged Property or upon the income and profits thereof, or upon the interest of

      Mortgagee therein; provided that Mortgagor shall not be liable for taxes accruing after a transfer of the Mortgaged Property following a foreclosure;

                  (l) Comply with, conform to and obey, in all material respects, all present and future Legal Requirements and not use, maintain, operate, occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates any present and future Legal Requirement, (b) may be dangerous unless safeguarded as required by Applicable Law, (c) constitutes a public or private nuisance or (d) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto; and

                  (m) Not, except as authorized under the Secured Debt Documents, permit any of the Fixtures or Personalty to be removed at any time from the lands described in Exhibit A unless (i) the removed item is removed temporarily for maintenance and repair, (ii) if removed permanently, is replaced by an article of equal suitability and value, owned by Mortgagor, free and clear of any lien or security interest or
      (iii) such Fixtures or Personalty are removed in connection with the plugging and abandoning of wells, or abandonment of other facilities, in each case as permitted by this instrument.

            2.5 Performance of Leases. Mortgagor will: (a) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon it under each of the Leases; (b) subject to the exceptions provided for in Section 2.4(a), not voluntarily terminate, cancel or waive its rights or the obligations of any other party under any of the Leases; (c) subject to the exceptions provided for in Section 2.4(a), use all reasonable efforts to maintain each of the Leases in force and effect during the full term thereof, and (d) appear in and defend (or cause its operator to appear in and defend) any action or proceeding arising under or in any manner connected with any of the Leases or the representations, warranties, covenants and agreements of it or the other party or parties thereto.

            2.6 Recording, etc. Mortgagor will promptly, and at Mortgagor's expense, record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the lien and security interest hereof as a first lien on and prior perfected security interest in real or personal property, as the case may be, and the rights and remedies of Mortgagee and Secured Debtholders, and otherwise will do and observe all things or matters necessary or expedient to be done or observed by reason of any Applicable Law, for the purpose of effectively creating, maintaining and preserving the lien and security interest hereof on and in the Mortgaged Property.

            2.7 Sale or instrument of the Mortgaged Property. Except (a) as set forth in Section 5.1 of this instrument; (b) for sales of severed Hydrocarbons in the ordinary course of Mortgagor's business; (c) sales of or dispositions of surplus, obsolete or worn inventory or equipment; and (d) the lien and security interest created by this instrument; (e) for Permitted Encumbrances; and (f) for sales, exchanges or other dispositions of Mortgaged Property permitted under the Secured Debt Documents governing Priority Lien Debt and permitted under the Secured Debt Documents governing Parity Lien Debt, Mortgagor will not sell, convey, mortgage, pledge, hypothecate, pool, unitize or otherwise dispose of or encumber the Mortgaged Property nor any portion thereof, nor any of Mortgagor's right, title or interest therein, and Mortgagor will not enter into any arrangement with any gas pipeline company or other consumer of Hydrocarbons regarding the Mortgaged Property whereby said gas pipeline company or consumer may set off any claim against Mortgagor by withholding payment for any Hydrocarbons actually delivered.

            2.8 Records, Statements and Reports. Mortgagor will keep proper books of record and account in which complete and correct entries will be made of Mortgagor's transactions in accordance with generally accepted accounting principles and will furnish or cause to be furnished to each Secured Debt Representative such information concerning the business, affairs and financial condition of Mortgagor as required under the Secured Debt Documents. Without limiting the generality of the foregoing, Mortgagor shall furnish to Mortgagee and each Secured Debt Representative, but not more than every six (6) months:
(a) reports prepared by a reputable national independent petroleum engineer regularly engaged by Mortgagor for such purposes or other engineering firm acceptable to the Credit Agreement Agent concerning (1) the quantity of Hydrocarbons recoverable from the Mortgaged Property, (2) the projected income and expense attributable to the Mortgaged Property, and (3) the expediency of any change in methods of treatment or operation of all or any wells productive of Hydrocarbons, any new drilling or development, any method of secondary recovery by repressuring or otherwise, or any other action with respect to the Mortgaged Property, the decision as to which may increase or reduce the quantity of Hydrocarbons ultimately recoverable or the rate of production thereof, and
(b) reports for the prior period showing the gross proceeds from the sale of Hydrocarbons produced from the lands described in Exhibit A (including any thereof taken by Mortgagor for Mortgagor's own use), the quantity of such Hydrocarbons sold, the severance, gross production, occupation, or gathering taxes deducted from or paid out of such proceeds and the number of wells operated, drilled or abandoned.

            2.9 Right of Entry.

                  (a) Upon at least twenty-four (24) hours notice to Mortgagor, Mortgagor will permit Mortgagee, each Secured Debt Representative and/or the agents of either of them, at the cost and expense of Mortgagor, to enter upon the Mortgaged Property and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices (to the fullest extent that Mortgagor may do so under the terms of the applicable Joint Operating Agreements and other applicable agreements affecting the Mortgaged Property), including the principal place of business, of Mortgagor to inspect and examine the Mortgaged Property and to inspect, review and reproduce as necessary any books, records, accounts, contracts or other documents of Mortgagor, it being understood that any non-public information obtained in connection therewith shall be subject to the relevant confidentiality provisions of the Secured Debt Documents then in effect.

                  (b) Without limiting the generality of the foregoing, Mortgagee shall have the right (but shall not be obligated to), and each Secured Debt Representative and its agents shall have the right (to the fullest extent that Mortgagor may do so under the terms of the applicable Joint Operating Agreements and other applicable agreements affecting the Mortgaged Property), on twenty-four (24) hours prior notice to Mortgagor to enter the Mortgaged Property to conduct (at the cost and expense of Mortgagor), or to cause Mortgagor to conduct (at the cost and expense of Mortgagor), such tests and investigations as may be necessary to determine whether any hazardous materials or solid waste is being generated, transported, stored, or disposed of in accordance with applicable Environmental Laws. Such tests and investigations may include, without limitation, underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on the Mortgaged Property. This Section 2.9 shall not be construed to affect or limit the obligations of Mortgagor pursuant to Section 2.4 hereof.

                  (c) Neither Mortgagee nor any Secured Debt Representative shall have any duty to visit or observe the Mortgaged Property, or to conduct tests, and no site visit, observation or testing by any such person (or its agents and independent contractors) shall impose any liability on any such person nor shall Mortgagor or any other obligor be entitled to rely on any such visit, observation or testing in any respect. Mortgagee or a Secured Debt Representative may, but shall not be obligated to, disclose to Mortgagor or, subject to the relevant confidentiality provisions of the Secured Debt Documents then in effect, any other Person, including any Governmental Authority, any report or finding made as a result of, or in connection with, any site visit, observation or testing. Mortgagor agrees that neither Mortgagee nor any Secured Debt Representative makes any warranty or representation to Mortgagor or any other obligor regarding the truth, accuracy or completeness of any such report or findings that may be so disclosed. Mortgagor also acknowledges that, depending upon the results of any site visit, observation or testing disclosed to Mortgagor, Mortgagor may have a legal obligation to notify one or more Governmental Authorities of such results, that such reporting requirements are site-specific, and are to be evaluated by Mortgagor without advice or assistance from Mortgagee or any Secured Debt Representative.

            2.10 Taxes. Subject to Mortgagor's right to contest the same, Mortgagor will promptly pay all taxes, assessments and governmental charges legally imposed upon this instrument or upon the Mortgaged Property, or upon the interest of Mortgagee therein, or upon the income and profits thereof.

            2.11 No Governmental Approvals. Mortgagor represents and warrants that (a) no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this instrument, or to authorize the observance or performance by Mortgagor of the covenants herein contained, or that such approvals as are required have been obtained or will be obtained promptly and
(b) Mortgagor has obtained all Permits which are necessary for the operation of the Mortgaged Property.

            2.12 Environmental Laws.

                  (a) Mortgagor represents and warrants, to the best of its knowledge after due inquiry that: except as permitted by the Secured Debt Documents the Mortgaged Property is in compliance with all applicable Environmental Laws; there are no conditions existing currently which would be likely to subject Mortgagor to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by Mortgagor; Mortgagor is not a party to any litigation or administrative proceedings, nor so far as is known by Mortgagor is any litigation or administrative proceeding threatened against it, which asserts or alleges that Mortgagor has violated or is violating Environmental Laws or that Mortgagor is required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials; neither Mortgaged Property nor Mortgagor is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and neither has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws. Mortgagor has also obtained all permits, licenses or approvals required under applicable Environmental Laws which are necessary for its current exploration, use, and development activities at the Mortgaged Property; and to Mortgagor's knowledge after reasonable investigation all use, generation, manufacturing, release, discharge, storage, deposit, treatment, recycling or disposal of any materials on, under or at the Mortgaged Property or transported to or from the Mortgaged Property (or tanks or other facilities thereon containing such materials) are being and will be conducted in accordance, in all material respects, with applicable Environmental Laws including without limitation those requiring cleanup, removal or any other remedial action.

            2.13 Corporate Mortgagor. Mortgagor will continue to be duly qualified to transact business in each state where the conduct of its business requires it to be qualified, and will not, unless permitted pursuant to the Secured Debt Documents, consolidate or merge with any other partnership, company, corporation or other Person.

            2.14 Taxpayer I.D. Number. The taxpayer identification number of Mortgagor is 77-0212977. The taxpayer identification number of Mortgagee is 13-5160382.

                                  ARTICLE III

                            ASSIGNMENT OF PRODUCTION

            3.1 Assignment.

                  (a) Mortgagor hereby absolutely and irrevocably (a) transfers, assigns, warrants and conveys, to Mortgagee, effective as of July 1, 2003, at 7:00 A.M., local time, all Hydrocarbons which are thereafter produced from and which accrue to the Mortgaged Property, and all proceeds therefrom, and (b) gives to and confers upon Mortgagee the right, power and authority to collect such Hydrocarbons and proceeds. Subject to the terms of Section 3.1 (b), all parties producing, purchasing or receiving any such Hydrocarbons, or having such, or proceeds therefrom, in their possession for which they or others are accountable to Mortgagee by virtue of the provisions of this Article III, are authorized and directed to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in Mortgagor's place and stead to receive such Hydrocarbons and all proceeds therefrom; and said parties and each of them shall be fully protected in so treating and regarding Mortgagee and shall be under no obligation to see to the application by Mortgagee of any such proceeds or payments received by it; provided, however, that, until Mortgagee or any Secured Debt Representative shall have instructed such parties that an Event of Default has occurred and to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagor. So long as no Event of Default shall have occurred, Mortgagor shall be entitled to receive directly from such parties, and keep and retain, all such proceeds from the sale of such Hydrocarbons.

                  (b) Upon the occurrence of an Event of Default (provided that the Secured Debt Representative shall not give such instructions and notice under this Article III unless such Event of Default shall be continuing), any Secured Debt Representative may at any time (and from time to time) thereafter give notice thereof any party producing, purchasing or receiving any such Hydrocarbons, or having such, or proceeds therefrom, in their possession for which they or others are accountable to Mortgagee, directing that said Hydrocarbons and products are to be delivered into pipelines connected with the oil and gas leases, or to the purchaser thereof, free and clear of all Taxes, and the proceeds from the sale of such Hydrocarbons paid directly to Mortgagee in accordance with
      Section 3.5 of this instrument. Said parties producing, purchasing or receiving any such Hydrocarbons, or having such, or proceeds therefrom, in their possession for which they or others are accountable to Mortgagee by virtue of the provisions of this Article III, shall be fully protected in relying on any such Secured Debt Representative's determination and notice of the occurrence of an Event of Default. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required pursuant to the Collateral Trust

      Agreement or any of the Secured Debt Documents in order to have said revenues and proceeds so paid to Mortgagee, as and when provided in this
      Article III. With respect to any funds received by Mortgagee, Mortgagee is fully authorized to (but shall not be obligated to) receive and give receipt for any such revenues and proceeds that are received by Mortgagee; to endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and apply the proceeds thereof in accordance with Section 3.2 hereof, and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. The assignment of the Hydrocarbons and proceeds in this
      Section 3.1 is intended to be an absolute assignment from Mortgagor to Mortgagee and not merely the passing of a security interest. Such Hydrocarbons and proceeds are hereby assigned absolutely by Mortgagor to Mortgagee.

            3.2 Application of Proceeds. All payments received by Mortgagee pursuant to Section 3.1 hereof shall be placed in a cash collateral account to be applied in accordance with the provisions of the Collateral Trust Agreement.

            3.3 No Liability of Mortgagee in Collecting. Mortgagee is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of Mortgagee under this Article III) and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received.

            3.4 Assignment Not a Restriction on Mortgagee's Rights. Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment of the Indebtedness regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the rights under this Article III shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.

            3.5 Status of Assignment. Notwithstanding the other provisions of this Article III and in addition to the other rights hereunder, Mortgagee or any receiver or keeper appointed in judicial proceedings for the enforcement of this instrument shall have the right to receive all of the Hydrocarbons herein assigned and the proceeds therefrom after the occurrence and during the continuance of any Event of Default and to apply all of said proceeds as provided in Section 3.2 hereof. Upon any sale of the Mortgaged Property or any part thereof pursuant to Article IV, the Hydrocarbons thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article III.

            3.6 Indemnification Obligations. The following provisions shall apply to, and be deemed in each case to modify, each of the provisions of this instrument (except those set forth in Section 2.12 and 5.11 hereof) and the other Secured Debt Documents

(except to the extent otherwise expressly provided therein) wherein Mortgagor is obligated to indemnify each of the Indemnified Persons:

                  (a) Mortgagor agrees to indemnify Mortgagee, the Secured Debtholders, and their respective employees, affiliates, agents and attorneys, under the instrument and any successors or substitute trustee under the instrument, against all legal and administrative proceedings for which a claim for indemnification may be made by the Indemnified Person (herein, collectively, called "Indemnification Claims") made against or incurred by them or any of them as a consequence of the assertion, either before or after the payment in full of the Indebtedness, that they or any of them received Hydrocarbons herein assigned or the proceeds thereof claimed by third persons and Mortgagee and Secured Debtholders shall have the right to defend against any such Indemnification Claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such Indemnification Claims. Mortgagor will indemnify and pay to Mortgagee and Secured Debtholders any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against such persons. The obligations of Mortgagor as hereinabove set forth in this Section 3.6 shall survive the release termination, foreclosure or assignment of this instrument or any sale hereunder.

                  (b) Mortgagor shall pay when due any judgments with respect to an Indemnification Claim against any of the Indemnified Persons and which are rendered by a final order or decree of a court of competent jurisdiction from which no further appeal may be taken or has been taken within the applicable appeal period. In the event that such payment is not made, any of the Indemnified Persons at its sole discretion may pay any such judgments, in whole or in part, and look to Mortgagor for reimbursement pursuant to this instrument, or may proceed to file suit against Mortgagor to compel such payment.

                  (c) Any amount which Mortgagor is obligated to pay to or for the benefit of an Indemnified Person with respect to an Indemnification Claim, but which is not paid when due, shall bear interest at the applicable interest rate set forth under the Secured Debt Documents from the date such amount is due until such amount is paid.

                                   ARTICLE IV

                           ENFORCEMENT OF THE SECURITY

            4.1 Rights of Mortgagee with Respect to Personal Property Constituting a Part of the Mortgaged Property. Upon the occurrence of an Event of Default and if such Event of Default shall be continuing, Mortgagee will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code, including, but not limited to, the right to take possession of all personal property constituting a part of the Mortgaged Property, and for this purpose Mortgagee may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. Mortgagee may require Mortgagor to assemble such personal property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to all parties. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to Mortgagor at the address shown below the signatures at the end of this instrument at least five (5) days before the time of the sale or disposition. Further, Mortgagee shall have the right to utilize executory process, as more fully set forth in Section 4.4 hereof and the right to appointment of a keeper, as set forth in Section 4.3 hereof.

            4.2 Rights of Mortgagee with Respect to Fixtures Constituting a Part of the Mortgaged Property. Upon the occurrence of an Event of Default and if such Event of Default shall be continuing, Mortgagee may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral.

            4.3 Judicial Proceedings. Upon the occurrence of an Event of Default and if such Event of Default shall be continuing, Trustee, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder for cash or upon credit in one or more parcels or portions under executory or ordinary process, at Mortgagee's sole option, without appraisement, appraisement being expressly waived, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.

            4.4 Other Remedies. Mortgagor hereby acknowledges the Indebtedness secured hereby, whether now existing or to arise hereafter, and, for the purpose of foreclosure under Louisiana's executory process procedures, confesses judgment thereon in the full amount of the Indebtedness in favor of Mortgagee and any future holder or holders of the Indebtedness if such obligations are not paid at maturity. Mortgagor in accordance with the terms hereof and the Secured Debt Documents does by these presents consent, agree and stipulate that, upon the occurrence of an Event of Default hereunder or under the Secured Debt Documents, Mortgagee or any future holder or holders of any of the Indebtedness, at its (or their) option, without making demand and without notice or putting in default, the same being hereby expressly waived, may cause all and singular the property of Mortgagor herein mortgaged to be seized and sold by executory process issued by any competent court, or to proceed with the enforcement of this instrument and pledge of production in any manner prescribed by law, Mortgagor hereby waiving notice of demand or delay stipulated in Article 2639 of the Code of Civil Procedure of Louisiana and the benefit of any laws, or parts of laws, relating to the appraisement of the property seized and sold under executory process or other legal process, and consenting that the Mortgaged Property situated in the State of Louisiana be sold without appraisement to the highest bidder for cash.

            4.5 Certain Aspects of a Sale. Mortgagee shall have the right to become the purchaser at any sale held by Mortgagee or by any court, receiver or public officer, and Mortgagee shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, Secured Debt after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein.

            4.6 Receipt to Purchaser. Upon any sale, the receipt of Mortgagee or the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of Mortgagee, or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

            4.7 Effect of Sale. Any sale or sales of the Mortgaged Property, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and Mortgagor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor or Mortgagor's successors or assigns. Nevertheless, Mortgagor, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

            4.8 Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall be applied in accordance with the provisions of the Collateral Trust Agreement.

            4.9 Mortgagor's Waiver of Appraisement, Marshalling and Other Rights. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, so far as Mortgagor or those claiming through or under Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, waives, to the extent that Mortgagor may lawfully do so, any and all right to have the Mortgaged Property marshalled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, further waives, to the full extent that Mortgagor may lawfully do so, any requirement for posting a receiver's bond or replevin bond or other similar type of bond if Mortgagee commence an action for appointment of a receiver or an action for replevin to recover possession of any of the Mortgaged Property. If any law in this paragraph referred to and now in force, of which Mortgagor or Mortgagor's successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to, constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this paragraph. If Mortgagor is an individual, Mortgagor waives and releases all rights of dower, courtesy and homestead in the Mortgaged Property insofar as such rights may in any way affect the purposes of this instrument.

            4.10 Costs and Expenses. All costs and expenses (including attorneys' fees) incurred by Mortgagee in protecting and enforcing their rights hereunder shall constitute a demand obligation owing by Mortgagor to the party incurring such costs and expenses and shall draw interest at the Default Interest Rate, all of which shall constitute a portion of the Indebtedness.

            4.11 Operation of the Mortgaged Property by Mortgagee. Upon the occurrence of an Event of Default and during the continuance of such Event of Default and in addition to all other rights herein conferred on Mortgagee, Mortgagee (or any person, firm or corporation designated by Mortgagee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude Mortgagor, and Mortgagor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that Mortgagor shall be at the time entitled and in its place and stead. Mortgagee, or any person, firm or corporation designated by Mortgagee, may operate the same without any liability to Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and Mortgagee or any person, firm or corporation designated by Mortgagee, shall have the right to (but shall not be obligated to) collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) paid by Mortgagee or attributable to Mortgagor's undivided interest therein and withheld, or offset against, by an operator or other party have been paid or reimbursed in full by Mortgagor and the Indebtedness paid, said properties shall, if there has been no sale or foreclosure, be returned to Mortgagor. Further, in the event that any of the Mortgaged Property is seized as an incident to an action for the recognition or the enforcement of this instrument, whether by executory process, ordinary process, writ of fieri facias, sequestration, or otherwise, the court issuing the order under which the seizure is to be effected shall, if such order is petitioned for by the holder or holders of the Secured Debt or other Indebtedness, direct the sheriff or other officer making the seizure to appoint as keeper of the Mortgaged Property, in accordance with Louisiana Revised Statutes 9:5131 through 5135 and/or 9:5136 through 5140.2, as the same may be amended, such person as may be named by Mortgagee at the time the seizure is effected.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

            5.1 Pooling and Unitization. Mortgagor shall have the right, and is hereby authorized, to pool or unitize all or any part of the lands described in Exhibit A, insofar as relates to the Mortgaged Property, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of Mortgagor, it is necessary or advisable to do so in order to form a drilling and/or production unit to facilitate the orderly development of that part of the Mortgaged Property affected thereby, or to comply with the requirements of any Applicable Law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that any unit so formed for the production of oil shall not substantially exceed 160 acres, and any unit so formed for the production of gas shall not substantially exceed 640 acres, unless a larger area is required to conform to an Applicable Law or governmental order or regulation relating to the spacing of wells or to obtain the maximum allowable production under any Applicable Law or governmental order or regulation relating to the proration of production therefrom; and further provided that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in a uniform manner consistently applied. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. Promptly after formation of any such unit, Mortgagor shall furnish to Mortgagee and each Secured Debt Representative a true copy of the pooling agreement, declaration of pooling or other instrument creating such unit. The interest in any such unit attributable to the Mortgaged Property (or any part thereof) included therein shall become a part of the Mortgaged Property and shall be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of Mortgagor therein were specifically described in Exhibit A. Mortgagor is further authorized to amend, modify or terminate any pooling or unitization agreement or order to which Mortgagor is a party or the Mortgaged Property is subject, provided that such action does not conflict with the provisions of this Mortgage, including this Section 5.1. Mortgagor may enter into, or amend, modify or terminate, pooling or unitization agreements not hereinabove authorized only as permitted under the Secured Debt Documents.

            5.2 Actions or Advances by Mortgagee. Each and every covenant herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, Mortgagee, any keeper or any receiver appointed hereunder or under Applicable Law, may, but shall not be obligated to, take action and/or make advances to perform the same in Mortgagor's behalf; provided, however, that concurrently with the taking of such action or making such advances, Mortgagee or any Secured Debt Representative shall deliver notice to Mortgagor. Mortgagor hereby agrees to repay the expense of such action and such advances upon demand plus interest as set forth in the Collateral Trust Agreement. No such advance or action by Mortgagee, any keeper or any receiver appointed hereunder shall be deemed to relieve Mortgagor from any default hereunder.

            5.3 Defense of Claims. Mortgagor will notify Mortgagee and each Secured Debt Representative, in writing, promptly of the commencement of any legal proceedings affecting the lien or security interest hereof or the Mortgaged Property, or any part thereof, and will take such action, employing attorneys as set forth in Section 2.4(j), as may be necessary or appropriate to preserve Mortgagor's or Mortgagee's rights affected thereby and/or to hold harmless Mortgagee in respect of such proceedings; and should Mortgagor fail or refuse to take any such action, Mortgagee may (but shall not be obligated to), upon giving prior written notice thereof to Mortgagor, take such action in behalf and in the name of Mortgagor and at Mortgagor's expense. Moreover, Mortgagee may (but shall not be obligated to) take such independent action in connection therewith as it may deem proper, Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest thereon at the Default Interest Rate, will, on demand, be reimbursed, as appropriate, to Mortgagee or any keeper or receiver appointed hereunder. The obligations of Mortgagor as hereinabove set forth in this Section 5.3 shall survive the release, termination, foreclosure or assignment of this instrument or any sale hereunder.

            5.4 The Mortgaged Property to Revert; Release. If the Indebtedness shall be fully paid and the covenants herein contained shall be well and truly performed, then all of the Mortgaged Property shall revert to Mortgagor and the entire estate, right, title and interest of Mortgagee shall thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and at Mortgagor's cost and expense, deliver to Mortgagor proper instruments acknowledging satisfaction of this Mortgage and the release or reconveyance of the lien hereof in accordance with Applicable Law; Notwithstanding anything contained herein to the contrary, the Mortgaged Property, or any part thereof, shall, upon the written request of Mortgagor, be released from the lien of this Mortgage in accordance with the provisions of the Collateral Trust Agreement, when such a release is permitted by the Collateral Trust Agreement and the other Secured Debt Documents.

            5.5 Renewals, Amendments and Other Security. Renewals and extensions of the Indebtedness and modifications of any kind of the Obligations may be given at any time and amendments may be made to agreements with third parties relating to any part of such Indebtedness or the Mortgaged Property and Mortgagee may take or may now hold other security from others for the Indebtedness, all without notice to or consent of Mortgagor. Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a first lien upon and prior perfected security interest in the Mortgaged Property not expressly released until the Secured Debt and all other Indebtedness secured hereby are fully paid.

            5.6 Instrument, Assignment, etc. This instrument shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, financing statement, real estate (immovable property) mortgage, or security agreement, and from time to time as any one or more thereof.

            5.7 Limitation on Interest. No provision of this instrument or the Secured Debt Documents shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate or which is otherwise contrary to Applicable Law. If any excess of interest in such respect is in the Secured Debt Documents or otherwise herein provided for, or shall be adjudicated to be so provided for herein or in the Secured Debt Documents, Mortgagor shall not be obligated to pay such excess.

            5.8 Unenforceable or Inapplicable Provisions. If any provision hereof or of the Secured Debt Documents is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Secured Debt Documents shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Mortgagee in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

            5.9 Rights Cumulative. Each and every right, power and remedy herein given to Mortgagee shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

            5.10 Waiver by Mortgagee. Any and all covenants in this instrument may from time to time by instrument in writing signed by Mortgagee be waived to such extent and in such manner as Mortgagee may desire, but no such waiver shall ever affect or impair either Mortgagee's rights or liens or security interests hereunder, except to the extent specifically stated in such written instrument.

            5.11 Environmental Indemnification. Mortgagor will indemnify and hold Mortgagee harmless from and against and reimburse Mortgagee with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, out-of-pocket or consequential, asserted against or by Mortgagee at any time and from time to time by reason of or arising out of any violation of any Environmental Laws applicable to Mortgagor and/or the Mortgaged Property and any and all matters arising out of any act, omission, event or circumstance existing or occurring (including, without limitation, the presence on the Mortgaged Property or release from the Mortgaged Property of hazardous substances or solid waste disposed of or otherwise released), regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently modified, supplemented or amended (herein called "CERCLA"), and for purposes of RCRA (as defined below) compliance the terms "solid waste" and "disposed" shall have the meanings specified in the Federal Resource Conservation and Recovery Act of 1976, as subsequently modified, supplemented or amended (herein called "RCRA"); provided, in the event that either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent the laws of any jurisdiction where the Mortgaged Property is located on the date hereof or on any subsequent date establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of the indemnified claims, demands, causes of action, losses, damages, liabilities, costs, expenses and fees which is permissible under applicable law. The obligations of Mortgagor as hereinabove set forth in this
Section 5.11 shall survive the release, termination, foreclosure or assignment of this instrument or any sale hereunder.

            5.12 No Partnership. Nothing contained in this instrument is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association among Mortgagor, Mortgagee and their respective Affiliates, or in any way as to make Mortgagee or a co-principal with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

            5.13 Successors and Assigns. This instrument is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of Mortgagee, its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

            5.14 Article and Section Headings. The article and section headings in this instrument are inserted for convenience of reference and shall not be considered a part of this instrument or used in its interpretation.

            5.15 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation or filing, in any particular counterpart portions of Exhibit A hereto which describe properties situated in parishes or counties other than the parish or county in which such counterpart is to be recorded or filed may have been omitted.

            5.16 Special Filing as Financing Statement. This instrument shall likewise be a Security Agreement and a Financing Statement. This instrument shall be filed for record, among other places, in the real estate records and in the Uniform Commercial Code records of each parish in which any portion of the immovable property covered by the oil and gas leases described in Exhibit A hereto is situated, and, when filed in such parishes shall be effective as a financing statement covering Fixtures located on oil and gas properties and as-extracted collateral, which as-extracted collateral are to be financed at the wellheads of the wells located on the lands described in Exhibit A. A carbon, photographic or other reproduction of this instrument or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such. Mortgagor agrees that Secured Debt Representative may, in such manner, on such terms and at such times as may be elected by Secured Debt Representative, and without demand or notice to, or the consent or signature of, Mortgagor, file and/or record such UCC financing statements, fixture filings, and/or amendments to or continuations of any financing statements or fixture filings to evidence, perfect and/or continue the perfection of, any security interests created or to be created pursuant to this Mortgage or any of the other Secured Debt Documents.

            5.17 Notices. Except as otherwise required by Section 4.1 hereof, any notice, request or demand which may be required or permitted to be given or served upon Mortgagor shall be sufficiently given when given or made pursuant to
(a) the terms of the Collateral Trust Agreement, or (b) such other means and manner of giving of notice as may be required by Applicable Law.

            5.18 Waivers. The parties hereto expressly waive the production of mortgage, conveyance, tax research or other certificates and hereby release and hold the Notary Public whose name is hereunder signed harmless for and by reason of the nonproduction and nonannexation thereof to this instrument. Mortgagor waives in favor of Mortgagee any and all homestead exemptions and other exemptions of seizure or otherwise to which Mortgagor is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Mortgaged Property is concerned. Mortgagor further waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil

Procedure 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

            5.19 Transfer of the Notes without Notarial Act. The parties hereto agree that the Secured Debt may be transferred without the necessity for a notarial act of transfer thereof, and that any such transfer without notarial act shall carry with it into the hands of any future holder or holders of the Secured Debt full and entire subrogation of title in and to the Secured Debt to any and all rights and privileges under this instrument herein granted to the Secured Debtholders. This instrument is for the benefit of Mortgagee, Secured Debtholders and for such other person or persons as may from time to time become or be the holders of any of the Indebtedness, and this instrument shall be transferable and negotiable, with the same force and effect and to the same extent as the Indebtedness may be transferable, it being understood that, upon the transfer or assignment by Mortgagee of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to Mortgagee under this instrument. Mortgagor specifically agrees that upon any transfer of all or any portion of the Indebtedness, this instrument shall secure with retroactive rank the then existing Indebtedness of Mortgagor to the transferee and any and all Indebtedness to such transferee thereafter arising.

            5.20 Authentic Evidence. Any and all declarations of facts made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process. Mortgagor specifically agrees that such an affidavit by a representative of Mortgagee as to the existence, amount, terms and maturity of the Indebtedness and of a default thereunder shall constitute authentic evidence of such facts for the purpose of executory process.

            5.21 Reliance. Notwithstanding any reference herein to the Secured Debt Documents, no party shall have any obligation to inquire into the terms or conditions of any such documents and all parties shall be fully authorized to rely upon any statement, certificate, or affidavit of Mortgagee or any future holder of any portion of the Indebtedness as to the occurrence of any event such as the occurrence of any event of default.

            5.22 Governing Law. THIS INSTRUMENT IS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

            5.23 Acceptance. Pursuant to Louisiana Civil Code Article 3289, Mortgagor acknowledges that this instrument need not be signed by Mortgagee, whose consent is presumed and is hereby acknowledged by Mortgagor.

            5.24 No Liability. Mortgagee shall not be liable for any error of judgment or act done by Mortgagee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for their gross negligence or willful misconduct. Mortgagee shall not be personally liable in case of entry by it, or anyone entering by virtue of the powers herein granted them, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Mortgagee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by it in good faith to be genuine. Mortgagor will, from time to time, pay the compensation due to Mortgagee hereunder and reimburse Mortgagee for, and save it harmless against, any and all liability and expenses which may be incurred by it in the performance of its duties.

            5.25 Covenants Running with the Land. All Obligations contained in this instrument are intended by the parties to be, and shall be construed as, real rights and covenants running with the Mortgaged Property.

            5.26 Mortgagee as Agent for the Secured Debtholders. As described above, certain Affiliates of Mortgagee and the Secured Debtholders are or may become parties to certain Hedging Agreements with Mortgagor and/or Affiliates of Mortgagor. This instrument secures the obligations of Mortgagor and such Affiliates, as the case may be, under such Hedging Agreements, and the parties acknowledge for all purposes that Mortgagee acts for itself and as agent on behalf of such Affiliates of Mortgagee and the Secured Debtholders which are so entitled to share in the rights and benefits accruing to Mortgagee under this instrument in respect of the Mortgaged Property.

            5.27 Subrogation. If any or all of the proceeds of Secured Debt have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Indebtedness and this instrument shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness so extinguished, extended or renewed and the former rights, claims, liens, titles and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the satisfaction of the Obligations.

      THUS DONE AND PASSED IN MULTIPLE ORIGINALS on the 14th day of July, 2003, effective as of the 16thday of July 2003, in the presence of the undersigned competent witnesses, who hereunto sign their names, together with Mortgagor and me, Notary, after due reading of the whole.

                                       CALPINE CORPORATION,
                                       a Delaware corporation


                                       By:______________________________________
                                       Title:  Executive Vice President
                                       Printed Name:  B.A. Berilgen

The name and address of
the Mortgagor and Debtor is:

Calpine Corporation
1000 Louisiana Street, Suite 800
Houston, TX 77002

WITNESSES TO SIGNATURE:

_________________________________

_________________________________


                                       _________________________________________
                                       NOTARY PUBLIC
                                       Residing at Houston, Harris County, Texas

                                       My Commission Expires 12/21/2006

                                                                   [LA Mortgage]

THUS DONE AND PASSED IN MULTIPLE ORIGINALS on the ____ day of July, 2003 in the presence of the undersigned competent witnesses, who hereunto sign their names, together with Mortgagee and me, Notary, after due reading of the whole.

                                             THE BANK OF NEW YORK, as Collateral
                                             Trustee


                                             By:________________________________
                                             Title:_____________________________
                                             Printed Name:______________________

The name and mailing address of
the Secured Party and Agent is:

The Bank of New York
101 Barclay Street, 8 Floor West
New York, New York 10286

WITNESSES TO SIGNATURE:

_________________________________

_________________________________


                                             ___________________________________
                                             NOTARY PUBLIC
                                             Residing at________________________
                                             My Commission Expires______________

                                                                   [LA Mortgage]

             EXHIBIT A To Amended and Restated Mortgage, Assignment,
                   Security Agreement and Financing Statement,
                              dated July 16, 2003,
                  from CALPINE CORPORATION to BANK OF NEW YORK

                               List of Properties

      1. Depth limitations, unit designations, unit tract descriptions and descriptions (including percentages, decimals or fractions) of undivided leasehold interests, well names, "Operating Interests", "Working Interests" and "Net Revenue Interests" contained in this Exhibit A and the listing of any percentage, decimal or fractional interest in this Exhibit A shall not be deemed to limit or otherwise diminish the interests being subjected to the lien, security interest and encumbrance of this instrument.

      2. Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular lease. This instrument is not limited to the land described in Exhibit A but is intended to cover the entire interest of the Mortgagor in any lease described in Exhibit A even if such interest relates to land not described in Exhibit A. Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A. To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.

      3. References in Exhibit A to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in Exhibit A are to the official real property records of the parish or parishes in which the mortgaged property is located and in which records such documents are or in the past have been customarily recorded, whether Conveyance Records, Oil and Gas Records, Oil and Gas Lease Records or other records.

      4. A statement herein that a certain interest described herein is subject to the terms of certain described or referred to agreements, instruments or other matters shall not operate to subject such interest to any such agreement, instrument or other matter except to the extent that such agreement, instrument or matter is otherwise valid and presently subsisting nor shall such statement be deemed to constitute a recognition by the parties hereto that any such agreement, instrument or other matter is valid and presently subsisting.

                                                       [Do not detach this page]

             EXHIBIT B To Amended and Restated Mortgage, Assignment,
                   Security Agreement and Financing Statement,
                              dated July 16, 2003,
                  from CALPINE CORPORATION to BANK OF NEW YORK

                         Certified Copies of Resolutions

                                   [Attached]

                                   Schedule I

      JURISDICTION                                    FILE NO.                             FILE DATE
      ------------                                    --------                             ---------
Acadia Parish, LA                             Original Act No. 699419                      5/15/2002
(Conveyance Records)                             COB W58, Page 589

Acadia Parish, LA                             Original Act No. 699419                      5/15/2002
(Mortgage Records)                               MOB 627, Page 849

Bienville Parish, LA                          Registry No. 2002-1571                       5/15/2002
(Conveyance Records)                             COB 943, Page 217

Bienville Parish, LA                          Registry No. 2002-1570                       5/15/2002
(Mortgage Records)                               MOB 361, Page 100

Calcasieu Parish, LA                                  2584415                              5/15/2002
(Conveyance Records)

Calcasieu Parish, LA                                  2584415                              5/15/2002
(Mortgage Records)

Cameron Parish, LA                                    275522                               5/07/2002
(offshore only)                                       COB 948
(Conveyance Records)

Cameron Parish, LA                                    275522                               5/07/2002
(offshore only)                                      MOB 269
(Mortgage Records)

Cameron Parish, LA                                    275730                               5/16/2002
(Conveyance Records)                                  COB 949

Cameron Parish, LA                                    275730                               5/16/2002
(Mortgage Records)                                    MOB 269

Claiborne Parish, LA                                  404351                               5/15/2002
(Conveyance Records)                             COB 1283, Page 76

Claiborne Parish, LA                                  404351                               5/15/2002
(Mortgage Records)                               MOB 429, Page 29

East Baton Rouge Parish, LA                 Original #393, Bundle 11347                    5/15/2002
(Conveyance Records)

East Baton Rouge Parish, LA                 Original #393, Bundle 11347                    5/15/2002
(Mortgage Records)

East Feliciana Parish, LA                             170667                               5/16/2002
(Conveyance Records)

      JURISDICTION                                    FILE NO.                             FILE DATE
      ------------                                    --------                             ---------
East Feliciana Parish, LA                             170667                               5/16/2002
(Mortgage Records)

Iberia Parish, LA                              COB 1237, Entry #02-                        5/15/2002
(Conveyance Records)                                   6520

Iberia Parish, LA                              MOB A890, Entry #02-                        5/15/2002
(Mortgage Records)                                     6520

Lafayette Parish, LA                                 02-022356                             5/20/2002
(Conveyance Records)

Lafayette Parish, LA                                 02-022356                             5/20/2002
(Mortgage Records)

Lincoln Parish, LA                               Entry No. 038312                          5/16/2002
(Conveyance Records)                             COB 1132, Page 85

Lincoln Parish, LA                               Entry No. 038312                          5/16/2002
(Mortgage Records)                               MOB 782, Page 615

Livingston Parish, LA                           Entry No. 00493865                         5/20/2002
(Conveyance Records)                             COB 806, Page 237

Livingston Parish, LA                           Entry No. 00493865                         5/20/2002
(Mortgage Records)                               MOB 786, Page 164

Plaquemines Parish, LA                          COB 1022, Folio 370                        5/17/2002
(Conveyance Records)

Plaquemines Parish, LA                          MOB 338, Folio 344                         5/17/2002
(Mortgage Records)

St. Bernard Parish, LA                                398-029                              5/17/2002
(Conveyance Records)                            COB 717, Folio 754

St. Bernard Parish, LA                                398-029                              5/17/2002
(Mortgage Records)                              MOB 1082, Folio 515

St. Martin Parish, LA                            Entry No. 339381                          5/16/2002
(Conveyance Records)                            COB 1365, Folio 740

St. Martin Parish, LA                            Entry No. 339382                          5/16/2002
(Mortgage Records)                               MOB 903, Page 394

St. Mary Parish, LA                             COB 45-A, Page 666                         5/16/2002
(Conveyance Records)                             Entry No. 277,321

St. Mary Parish, LA                              MOB 912, Page 144                         5/16/2002
(Mortgage Records)                               Entry No. 251,035

Terrebonne Parish, LA                           COB 1775, Entry No.                        5/7/2002
(Conveyance Records)                                  1119792

      JURISDICTION                                    FILE NO.                           FILE DATE
      ------------                                    --------                           ---------
Terrebonne Parish, LA                           MOB 1448, Entry No.                      5/7/2002
(Mortgage Records)                                    1119792

Vermilion Parish, LA                            Entry No. 20205877                       5/16/2002
(Conveyance Records)

Vermilion Parish, LA                            Entry No. 20205877                       5/16/2002
(Mortgage Records)

Webster Parish, LA                              Registry No. 453232                      5/20/2002
(Conveyance Records)                             COB 937, Page 816

Webster Parish, LA                              Registry No. 453232                      5/20/2002
(Mortgage Records)                               MOB 519, Page 587

West Feliciana Parish, LA                       Original No. 83976                       5/17/2002
(Conveyance Records)                             COB 145, Page 877

West Feliciana Parish, LA                       Original No. 83976                       5/17/2002
(Mortgage Records)                              MOB 117A, Page 691

Minerals Management                                   n/a                                5/08/2002
Service Gulf of Mexico
OCS Region
(Cameron Parish, LA)

Minerals Management                                   n/a                                5/08/2002
Service Gulf of Mexico
OCS Region
(Terrebonne Parish, LA)

UCC-1 Financing Statement regarding Louisiana Mortgage, naming Calpine Corporation as debtor and The Bank of Nova Scotia, as Agent, as secured party, filed as follows:

             JURISDICTION                            FILE NO.                              FILE DATE
             ------------                            --------                              ---------
Jefferson Parish, LA                                 26262652                              5/7/2002

Minerals Management                                      n/a                               5/08/2002
Service Gulf of
Mexico OCS Region

                                   Schedule II

                                       N/A

                                  Schedule III

Partial Release by The Bank of Nova Scotia in favor of Calpine Corporation (Louisiana-Mortgage) filed as follows:

                                                                                PARTIAL                PARTIAL
                                       ORIGINAL             ORIGINAL          RELEASE FILE           RELEASE FILE
         JURISDICTION                  FILE NO.            FILE DATE              NO.                   DATE
         ------------                  --------            ---------          ------------           -----------
Cameron Parish, LA                   275522; COB            5/7/02              277541;                9/13/02
(Offshore Only)                      948, MOB 269                              COB 955,
                                                                            Folio 447; MOB
                                                                             272, Folio 412

Plaquemines Parish, LA                COB 1022,             5/17/02              Entry                11/13/02
(Drakes Bay)                          Folio 370;                               02006812,
                                       MOB 338,                                COB 1034,
                                      Folio 344                               Folio 794;
                                                                            Entry 2006813,
                                                                               MOB 349,
                                                                               Folio 815

UCC-3 Financing Statement Amendment relating to the Partial Release-Louisiana mortgage naming Calpine Corporation as Debtor and The Bank of Nova Scotia, as Agent, as Secured Party, filed as follows:

                                                                                PARTIAL                PARTIAL
                                  ORIGINAL              ORIGINAL              RELEASE FILE          RELEASE FILE
   JURISDICTION                   FILE NO.              FILE DATE                  NO.                  DATE
   ------------                   --------              ---------             ------------          ------------
Jefferson Parish,                 26262652               5/7/02                26267302               11/13/02
LA (Drakes Bay)

Jefferson Parish,                 26262652               5/7/02                26265933                9/13/02
LA (OCS-0935 &
OCS-14357)

MMS (OCS-0935                  No file number            5/8/02             no file number             9/13/02
& OCS-14357)


                                      B-1